Contract Specifications

Contract Number: [00000000]	Contract Issue Date: [05/01/2024]

Annuitant: [John Doe]

Annuitant's Date of Birth: [05/01/1955]

Owner: [John Doe]

Joint Owner: [John Doe]

Primary Beneficiary: [Jane Doe]

Contingent Beneficiary: [Jason Doe]

Earliest Annuity Payout Date: [ Two years following the Contract Issue Date]

Latest Annuity Payout Date: [Anniversary following the Annuitant’s 95th Birthday]

Contract state: [OH]

State Insurance Department Contact: If you have a complaint or inquiry regarding this Contract, please contact the [State] Department of Insurance at [Phone Number].

Contract Type: [401(K)]

Separate Account: [Separate Account: [AuguStar Variable Account A] is the Separate Account that contains the assets supporting the Variable Portfolios.]

Purchase Payments

Initial Purchase Payment: $[10,000]

Summary of Contract Expenses

Mortality and Expense Risk Charge: [1.10% Annually]

Administrative Expense Charge: [.20% Annually]

Contract Fee: $[50 Annually]

[The Contract Fee will be waived if the Contract Value is $50,000 or more on the Contract Anniversary]

Minimum Partial Withdrawal Amount: [$1,000]

Maximum Number of Free Transfers: [25]

Transfer Fee: [$25]

Minimum Transfer Amount: [$300]

Adjustment for Overpayment/Underpayment Rate: [1%]

Table of Withdrawal Charge Factors

Withdrawal Charge Period applicable to each Purchase Payment: [7 years]

Contract Year	Withdrawal Charge Factors
[1st	[8%
2nd	8%
3rd	7%
4th	6%
5th	5%
6th	4%
7th	3%
8th and later]	0%]

Form ICC25-VA-SPU	[STS]	AuguStar Life Insurance Company	Page [2]

Contract Specifications, Continued

Contract Requirements

Minimum Initial Purchase Payment: $[10,000]

Minimum Subsequent Purchase Payment: $[500]

Total Maximum Purchase Payment: $[1,000,000]

Minimum Contract Value: $[5,000]

Minimum Variable Portfolio Amount: $[300]

Purchase Payment Age Limit: [85]

Annuity Benefit Section

Minimum Annuity Payment Amount: [$100]

Annuity Option Table: [Annuity 2012 IAM Mortality Table projected to the year 2026 under Projection Scale G2 (using a blend of 60% of the male rates and 40% of the female rates) and subject to age setbacks as described in Adjustment to Age]

Annuity Payout Interest Rate: [1.0%]

Necessary Minimum Annual Rate of Return for Variable Annuity Payments: [2.3%]

Adjustment to Age:

Year Income Payments Begin	Age Setback
[2026 – 2034]	[1 year]
[2035 – 2044]	[2 years]
[2045 – 2054]	[3 years]
[2055 – 2064]	[4 years]
[2065 and later]	[5 years]

[For example, in the year 2035, we will subtract two years from the actual age, so the age 65 factor will apply to a 67-year old person instead of the age 67 factor.]

Form ICC25-VA-SPU	[STS]	AuguStar Life Insurance Company	Page [2]